Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2019

•	Revenues for Q4 2019 of $610 million and for the year 2019 $2,668 million
•	Gross Margin Q4 of 22.2% and year 2019 of 25.2%
•	Operating Margin Q4 of 4.0% and year 2019 of 9.8%
•	Adjusted Operating Margin Q4 of 6.7% and year 2019 of 10.7%
•	EPS Q4 of $0.10 and year 2019 of $1.13
•	Adjusted EPS Q4 of $0.13 and year 2019 of $1.26
•	Free cash for the year 2019 of $140 million
•	Guidance for Q1 2020 for revenues of $605 to $645 million and gross margins of 24.0% plus/minus 70 basis points at Q4 exchange rates

MALVERN, Pa. – February 4, 2020 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2019.

Revenues for the year ended December 31, 2019 were $2,668.3 million, compared to $3,034.7 million for the year ended December 31, 2018.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2019 were $163.9 million, or $1.13 per diluted share compared to $345.8 million, or $2.24 per diluted share for the year ended December 31, 2018.

Revenues for the fiscal quarter ended December 31, 2019 were $609.6 million, compared to $628.3 million for the fiscal quarter ended September 28, 2019, and $775.9 million for the fiscal quarter ended December 31, 2018.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2019 were $14.0 million, or $0.10 per diluted share, compared to $30.0 million, or $0.21 per diluted share for the fiscal quarter ended September 28, 2019, and $102.4 million, or $0.69 per diluted share for the fiscal quarter ended December 31, 2018.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.13 and $1.26 for the fiscal quarter and year ended December 31, 2019, respectively, $0.26 for the fiscal quarter ended September 28, 2019, and $0.58 and $2.12 for the fiscal quarter and year ended December 31, 2018, respectively.

Commenting on results for the year 2019, Dr. Gerald Paul, President and Chief Executive Officer stated, “After a prolonged upturn in the prior two years, 2019 has been a year of correction for Vishay and the electronic components industry. The reduction of inflated inventory levels in the supply chain led to drastically reduced manufacturing volumes, which negatively impacted Vishay’s profitability. A further burden has been temporary manufacturing inefficiencies due to the very rapid and substantial adaptation of capacities to the decreased demand.”

Dr. Paul continued, commenting on the results for the fourth quarter 2019, “The performance in the fourth quarter has been disappointing due to a lower than usual contributive margin caused by an unfavorable product mix and various negative singularities impacting variable cost; lower other income; and a higher than assumed tax rate for the year. During the fourth quarter inventories of Vishay’s products at distribution were reduced by a further $37 million. Based on lower order cancellations and an order uptick from distribution in all regions, we believe that the fourth quarter represented the low point of the inventory correction in the supply chain.”

Commenting on the outlook Dr. Paul stated, “For the first quarter 2020 we expect a further inventory reduction in the supply chain and guide for revenues in the range of $605 to $645 million and gross margins of 24.0% plus/minus 70 basis points at the exchange rates of the fourth quarter 2019.  The guidance excludes the impact from the rapidly evolving coronavirus crisis."

A conference call to discuss Vishay’s third quarter financial results is scheduled for Tuesday, February 4, 2020 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406, if calling from outside the United States or Canada) and the access code is 4395745.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 4, 2020, through 11:59 p.m. ET on Tuesday, February 18, 2020. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 4395745.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; manufacturing or supply chain interruptions or changes in customer demand because of the coronavirus or similar diseases; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2019	December 31, 2018
	(Unaudited)

Net revenues	$2,668,305	$3,034,689
Costs of products sold	1,997,105	2,146,165
Gross profit	671,200	888,524
Gross margin	25.2%	29.3%

Selling, general, and administrative expenses	384,631	403,404
Restructuring and severance costs	24,139	-
Operating income	262,430	485,120
Operating margin	9.8%	16.0%

Other income (expense):
Interest expense	(33,683)	(36,680)
Other components of net periodic pension cost	(13,959)	(13,118)
Other	13,540	8,037
Loss on early extinguishment of debt	(2,030)	(26,583)
Total other income (expense) - net	(36,132)	(68,344)

Income before taxes	226,298	416,776

Income tax expense	61,508	70,239

Net earnings	164,790	346,537

Less: net earnings attributable to noncontrolling interests	854	779

Net earnings attributable to Vishay stockholders	$163,936	$345,758

Basic earnings per share attributable to Vishay stockholders	$1.13	$2.39

Diluted earnings per share attributable to Vishay stockholders	$1.13	$2.24

Weighted average shares outstanding - basic	144,608	144,370

Weighted average shares outstanding - diluted	145,136	154,622

Cash dividends per share	$0.3700	$0.3225

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2019	September 28, 2019	December 31, 2018

Net revenues	$609,577	$628,329	$775,892
Costs of products sold	474,216	478,250	556,202
Gross profit	135,361	150,079	219,690
Gross margin	22.2%	23.9%	28.3%

Selling, general, and administrative expenses	94,299	91,796	100,023
Restructuring and severance costs	16,884	7,255	-
Operating income	24,178	51,028	119,667
Operating margin	4.0%	8.1%	15.4%

Other income (expense):
Interest expense	(8,523)	(8,564)	(9,818)
Other components of net periodic pension cost	(3,848)	(3,348)	(2,782)
Other	196	5,066	2,597
Loss on early extinguishment of debt	(723)	-	(9,274)
Total other income (expense) - net	(12,898)	(6,846)	(19,277)

Income before taxes	11,280	44,182	100,390

Income tax expense (benefit)	(2,869)	13,917	(2,269)

Net earnings	14,149	30,265	102,659

Less: net earnings attributable to noncontrolling interests	187	227	240

Net earnings attributable to Vishay stockholders	$13,962	$30,038	$102,419

Basic earnings per share attributable to Vishay stockholders	$0.10	$0.21	$0.71

Diluted earnings per share attributable to Vishay stockholders	$0.10	$0.21	$0.69

Weighted average shares outstanding - basic	144,628	144,628	144,384

Weighted average shares outstanding - diluted	145,202	145,027	148,378

Cash dividends per share	$0.095	$0.095	$0.0850

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$694,133	$686,032
Short-term investments	108,822	78,286
Accounts receivable, net	328,187	397,020
Inventories:
Finished goods	122,466	138,112
Work in process	187,354	190,982
Raw materials	121,860	150,566
Total inventories	431,680	479,660

Prepaid expenses and other current assets	141,294	142,888
Total current assets	1,704,116	1,783,886

Property and equipment, at cost:
Land	75,011	87,622
Buildings and improvements	585,064	619,445
Machinery and equipment	2,606,355	2,510,001
Construction in progress	110,722	125,109
Allowance for depreciation	(2,425,627)	(2,373,176)
	951,525	969,001

Right of use assets	93,162	-

Goodwill	150,642	147,480

Other intangible assets, net	60,659	65,688

Other assets	160,671	140,143
Total assets	$3,120,775	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)

Liabilities, temporary equity, and stockholders' equity
Current liabilities:
Notes payable to banks	$2	$18
Trade accounts payable	173,915	218,322
Payroll and related expenses	122,100	141,670
Lease liabilities	20,217	-
Other accrued expenses	186,463	229,660
Income taxes	17,731	54,436
Total current liabilities	520,428	644,106

Long-term debt less current portion	499,147	494,509
U.S. transition tax payable	140,196	154,953
Deferred income taxes	22,021	85,471
Long-term lease liabilities	78,511	-
Other liabilities	100,207	79,489
Accrued pension and other postretirement costs	272,402	260,984
Total liabilities	1,632,912	1,719,512

Redeemable convertible debentures	174	2,016

Equity:
Vishay stockholders' equity
Common stock	13,235	13,212
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,425,170	1,436,011
Retained earnings (accumulated deficit)	72,180	(61,258)
Accumulated other comprehensive income (loss)	(26,646)	(6,791)
Total Vishay stockholders' equity	1,485,149	1,382,384
Noncontrolling interests	2,540	2,286
Total equity	1,487,689	1,384,670
Total liabilities, temporary equity, and equity	$3,120,775	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2019	December 31, 2018
	(Unaudited)
Operating activities
Net earnings	$164,790	$346,537
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	164,461	161,863
(Gain) loss on disposal of property and equipment	(157)	(2,216)
Accretion of interest on convertible debt instruments	14,146	10,769
Inventory write-offs for obsolescence	26,494	23,872
Pensions and other postretirement benefits, net of contributions	(552)	(1,549)
Loss on early extinguishment of debt	2,030	26,583
Deferred income taxes	(23,009)	(55,206)
Other	13,341	21,194
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	(38,814)	(156,767)
Changes in operating assets and liabilities, net of effects of businesses acquired	(11,529)	(101,817)
Net cash provided by operating activities	296,444	258,506

Investing activities
Purchase of property and equipment	(156,641)	(229,899)
Proceeds from sale of property and equipment	577	55,561
Purchase of businesses, net of cash acquired	(11,862)	(14,880)
Purchase of short-term investments	(111,631)	(175,403)
Maturity of short-term investments	81,012	636,108
Other investing activities	3,587	(2,058)
Net cash provided by (used in) investing activities	(194,958)	269,429

Financing activities
Proceeds from long-term borrowings	-	600,000
Issuance costs	(5,394)	(15,621)
Repurchase of convertible debentures	(27,863)	(960,995)
Net proceeds (payments) on revolving credit lines	-	(150,000)
Net changes in short-term borrowings	(16)	15
Dividends paid to common stockholders	(48,968)	(42,608)
Dividends paid to Class B common stockholders	(4,476)	(3,901)
Distributions to noncontrolling interests	(600)	(525)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,708)	(2,297)
Net cash used in financing activities	(90,025)	(575,932)
Effect of exchange rate changes on cash and cash equivalents	(3,360)	(14,003)

Net increase (decrease) in cash and cash equivalents	8,101	(62,000)

Cash and cash equivalents at beginning of period	686,032	748,032
Cash and cash equivalents at end of period	$694,133	$686,032

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2019	September 28, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP net earnings attributable to Vishay stockholders	$13,962	$30,038	$102,419	$163,936	$345,758

Reconciling items affecting operating income:
Restructuring and severance costs	$16,884	$7,255	$-	$24,139	$-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$723	$-	$9,274	$2,030	$26,583

Reconciling items affecting tax expense (benefit):
Effects of tax-basis foreign exchange gain	$-	$-	$-	$7,554	$-
Enactment of TCJA	-	-	-	-	25,496
Effects of cash repatriation program	(11,554)	2,604	(3,037)	(9,583)	(10,047)
Change in deferred taxes due to early extinguishment of debt	(289)	-	(20,914)	(1,601)	(54,877)
Effects of changes in uncertain tax positions	2,831	-	-	2,831	-
Tax effects of pre-tax items above	(4,277)	(1,644)	(2,028)	(6,211)	(5,812)

Adjusted net earnings	$18,280	$38,253	$85,714	$183,095	$327,101

Adjusted weighted average diluted shares outstanding	145,202	145,027	148,378	145,136	154,622

Adjusted earnings per diluted share	$0.13	$0.26	$0.58	$1.26	$2.12

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2019	September 28, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net cash provided by operating activities	$84,423	$76,202	$149,615	$296,444	$258,506
Proceeds from sale of property and equipment	91	22	47,106	577	55,561
Less: Capital expenditures	(56,374)	(30,119)	(103,508)	(156,641)	(229,899)
Free cash	$28,140	$46,105	$93,213	$140,380	$84,168

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2019	September 28, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP net earnings attributable to Vishay stockholders	$13,962	$30,038	$102,419	$163,936	$345,758
Net earnings attributable to noncontrolling interests	187	227	240	854	779
Net earnings	$14,149	$30,265	$102,659	$164,790	$346,537

Interest expense	$8,523	$8,564	$9,818	$33,683	$36,680
Interest income	(1,734)	(2,365)	(3,638)	(8,445)	(11,940)
Income taxes	(2,869)	13,917	(2,269)	61,508	70,239
Depreciation and amortization	42,159	40,956	39,975	164,461	161,863
EBITDA	$60,228	$91,337	$146,545	$415,997	$603,379

Reconciling items
Restructuring and severance costs	$16,884	$7,255	$-	$24,139	$-
Loss on early extinguishment of debt	723	-	9,274	2,030	26,583

Adjusted EBITDA	$77,835	$98,592	$155,819	$442,166	$629,962

Adjusted EBITDA margin**	12.8%	15.7%	20.1%	16.6%	20.8%

** Adjusted EBITDA as a percentage of net revenues